EXHIBIT 99.1



                                                                 FREMONT GENERAL


NewsRELEASE
--------------------------------------------------------------------------------
                                                   2425 Olympic Blvd., 3rd Floor
                                                   Santa Monica, CA 90404
                                                   TEL (310) 315-5500
                                                   FAX (310) 315-5599



                   FREMONT GENERAL REPORTS DILUTED NET INCOME
                    PER SHARE OF $0.42 FOR FIRST QUARTER 2006


     (SANTA MONICA, CALIFORNIA) - May 9, 2006 - Fremont General Corporation (the "Company"), a nationwide residential and commercial real estate lender doing business primarily through its wholly-owned industrial bank, Fremont Investment & Loan, reported today its results for the first quarter of 2006. Net income for the first quarter of 2006 was $31,687,000, which represents a decrease of 65%, as compared to net income of $90,102,000 for the first quarter of 2005. Diluted net income per share was $0.42 for the first quarter of 2006, as compared to $1.22 per share for the first quarter of 2005.


RESIDENTIAL REAL ESTATE LENDING

     Residential real estate loan originations totaled $8.54 billion during the first quarter of 2006, up from $7.76 billion during the first quarter of 2005. The following tables highlight the Company's residential real estate loan originations by period indicated:

                                                                            1ST QUARTER
                                                         ---------------------------------------------------
                                                                  2006                        2005
                                                         ----------------------       ----------------------

LOAN ORIGINATION VOLUME (IN $000s):

  First Mortgages ....................................   $ 7,789,657       91.2%      $ 7,160,431       92.2%
  Second Mortgages ...................................       749,487        8.8%          601,241        7.8%
                                                         -----------      -----       -----------      -----
                                                         $ 8,539,144      100.0%      $ 7,761,672      100.0%
                                                         ===========      =====       ===========      =====

                                                                                       1ST QUARTER
                                                                                -------------------------
                                                                                   2006           2005
                                                                                ---------       ---------
                          FIRST MORTGAGES - ORIGINATION

TYPE OF PRODUCT:
  ARMs:
    30 YEAR:
      (2/28) ................................................................        57.4%           86.4%
      (3/27) ................................................................         0.7%            3.0%
      (5/25) ................................................................         0.2%            0.9%
                                                                                ---------       ---------
                                                                                     58.3%           90.3%
    40/30:
      (2/28) ................................................................        34.9%            0.0%
      (3/27) ................................................................         0.5%            0.0%
      (5/25) ................................................................         0.2%            0.0%
                                                                                ---------       ---------
                                                                                     35.6%            0.0%
                                                                                ---------       ---------
     TOTAL ARMS .............................................................        93.9%           90.3%

  FIXED RATE:
      30 Year ...............................................................         4.8%            9.7%
      40/30 .................................................................         1.3%            0.0%
                                                                                ---------       ---------
     TOTAL FIXED RATE .......................................................         6.1%            9.7%
                                                                                ---------       ---------
                                                                                    100.0%          100.0%
                                                                                =========       =========

Purpose:
  Refinance .................................................................        55.0%           54.7%
  Purchase ..................................................................        45.0%           45.3%
                                                                                ---------       ---------
                                                                                    100.0%          100.0%
                                                                                =========       =========


Average Loan Size ...........................................................   $ 261,679       $ 234,016
Average FICO Score ..........................................................         619             621
Average LTV .................................................................        79.8%           81.0%
Weighted Average Coupon .....................................................        8.35%           7.05%


                     FIRST & SECOND MORTGAGES - ORIGINATION

GEOGRAPHIC DISTRIBUTION:
  California ................................................................        25.6%           30.2%
  Florida ...................................................................        13.6%            9.7%
  New York ..................................................................        12.0%           11.0%
  Maryland ..................................................................         7.4%            4.9%
  New Jersey ................................................................         7.3%            6.9%
  All other states ..........................................................        34.1%           37.3%
                                                                                ---------       ---------
                                                                                    100.0%          100.0%
                                                                                =========       =========

                                                                    Page 2 of 10

     The loss on the sale of residential real estate loans during the first quarter of 2006 totaled $15.2 million on whole loan sales of $7.26 billion. This is compared to a gain of $108.4 million on whole loan sales and securitizations of $7.06 billion during the first quarter of 2005. As previously indicated by the Company, the gross premiums realized on whole loan sales during the first quarter of 2006 were lower than in previous periods. The loans sold during the first quarter of 2006 were sold pursuant to forward loan sale commitments entered into during the fourth quarter of 2005, when secondary market conditions were weak. In addition, pricing for second mortgages in the secondary market has declined and the Company experienced a loss on the sale of these loans during the first quarter of 2006. The Company also recorded increased levels of provisions for loan valuation and repurchase reserves, primarily as a result of increased loan repurchase trends and lower pricing for second mortgages.

     The Company has continued to increase its weighted-average-coupon ("WAC") on its loan originations. For the first quarter of 2006, the WAC on first mortgages was 8.35%, as compared to a WAC of 7.84% during the fourth quarter of 2005. As a result of these rate increases and improved secondary market conditions for first mortgages, the Company has observed an increase in whole loan sale prices for loans to be sold in the second quarter of 2006. The Company expects to sell over $9 billion in loans during the second quarter of 2006 with execution levels for its first mortgages resulting in realized gross premiums in excess of 2%. During April 2006, the Company originated a total of $3.2 billion in residential real estate loans.


COMMERCIAL REAL ESTATE LENDING

     Commercial real estate loans held for investment, before the allowance for loan losses, totaled a record level of $5.35 billion at March 31, 2006, as compared to $3.81 billion at March 31, 2005. New loan commitments entered into increased to $1.09 billion during the first quarter of 2006, as compared to $1.06 billion for the first quarter of 2005. The increase in the Company's loans outstanding during the first quarter of 2006 is a result of increased levels of loan commitment origination in recent periods and a reduction in loan paydowns. The following table highlights the commercial real estate loans outstanding as of the dates indicated:


                                                                                 MARCH 31,        MARCH 31,
(IN $000s)                                                                          2006            2005
                                                                                -----------      -----------

COMMERCIAL REAL ESTATE ("CRE") LOAN TYPES:
  Construction ..............................................................   $ 3,145,093      $ 1,162,263
  Bridge ....................................................................     1,821,681        1,727,554
  Permanent .................................................................       361,937          802,040
  Single Tenant Credit ......................................................        76,639          159,720
                                                                                -----------      -----------
                                                                                $ 5,405,350      $ 3,851,577
  Net deferred origination fees and costs ...................................       (50,578)         (36,778)
                                                                                -----------      -----------
TOTAL CRE LOANS - NET .......................................................   $ 5,354,772      $ 3,814,799
                                                                                ===========      ===========

GEOGRAPHIC DISTRIBUTION:
  California ................................................................          22.9%            35.4%
  Florida ...................................................................          14.0%            10.6%
  New York ..................................................................          13.3%            14.4%
  Virginia ..................................................................           7.6%             2.2%
  Arizona ...................................................................           7.4%             3.1%
  Hawaii ....................................................................           4.3%             1.9%
  District of Columbia ......................................................           4.2%             2.6%
  Illinois ..................................................................           3.9%             6.4%
  All other states ..........................................................          22.4%            23.4%
                                                                                -----------      -----------
                                                                                      100.0%           100.0%
                                                                                ===========      ===========

Non-accrual loans ...........................................................   $    42,885      $    77,633
REO .........................................................................        27,868           18,577
                                                                                -----------      -----------
Non-accrual loans and REO ...................................................   $    70,753      $    96,210
                                                                                ===========      ===========

Non-accrual loans to total CRE loans - net ..................................          0.80%            2.04%


     Loan quality for the commercial real estate loan portfolio continued to be strong during the first quarter of 2006. Non-accrual commercial real estate loans and REO totaled $70.8 million (comprised of 5 loans and 7 REO properties) at March 31, 2006, down from $96.2 million (comprised of 14 loans and 6 REO properties) as of March 31, 2005. The Company did not experience any commercial real estate loan charge-offs during the first quarter of 2006, nor did it restructure any commercial real estate loans.


OTHER HIGHLIGHTS

     o Net interest income increased to $154.0 million for the first quarter of 2006, as compared to $118.8 million for the first quarter of 2005. Net interest income increased as a result of an increase in the average of commercial and residential real estate loans outstanding and increased levels of retained residual interests in securitized loans.

     o The Company's provision for loan losses was a $3.9 million expense in the first quarter of 2006 as compared to a $1.0 million expense for the first quarter of 2005. As of March 31, 2006, the allowance for loan losses totaled $160.8 million, or 3.0% of the total commercial real estate loans held for investment.

     o Fremont Investment & Loan, as of March 31, 2006, had $12.9 billion in assets, $9.3 billion in FDIC-insured deposits and $1.5 billion in stockholder's equity, with a total Risk-Based Capital ratio of 14.1%.

     o The residential real estate loan servicing platform was servicing approximately $23.2 billion in loans outstanding as of March 31, 2006, up 23% from $18.8 billion at March 31, 2005. Of the $23.2 billion at March 31, 2006, $8.6 billion was being serviced to maturity in either the Company's securitizations or from whole loan sales with servicing retained; the remaining loans were either the Company's loans held for sale or loans being interim serviced by the Company after being sold to third parties.

     o The Company's stockholders' equity totaled $1.38 billion, or $17.69 per share, at March 31, 2006, up 25% from $1.10 billion, or $14.13 per share, at March 31, 2005.


     Fremont General Corporation's common stock is traded on the New York Stock Exchange under the symbol "FMT". Fremont Investment & Loan is a commercial and non-prime residential real estate lender operating nationwide through its 14 regional offices (nine commercial and five residential). As of March 31, 2006, Fremont Investment & Loan had commercial real estate loans in its portfolio located in 31 states. During the first quarter of 2006, Fremont Investment & Loan originated residential real estate loans in 46 states. Loans originated by the Company are done primarily on a first mortgage basis.

     This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company's currently reported results are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company's reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company's projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:
(i) changes in the interest rate and competitive environments, (ii) changes in general and specific economic conditions and trends, (iii) changes in asset and loan valuations and the costs of originating loans, (iv) changes in the volume of loans originated, loans sold, the pricing of existing and future loans, and the premiums realized upon the sale of such loans, (v) access to the necessary capital and deposit resources to fund loan originations and the condition of the whole loan sale and securitization markets, (vi) the impact of changes in the commercial and residential real estate markets, (vii) the effect of litigation, state and federal legislation and regulations, and regulatory actions, (viii) the collectibility, and timing thereof, of loan balances, and any adverse development of, and the variability in determining, the allowance for loan losses, (ix) the impact of changes in federal and state tax laws and interpretations, including tax rate changes, and the effect of any adverse outcomes from the resolution of issues with taxing authorities, (x) the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and (xi) other events and factors beyond our control. For a more detailed discussion of risks and uncertainties, see the Company's public filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

--------------------------------------------------------------------------------

o Fremont General will host an investor conference call to discuss the Company's results. The call will begin at 1:00 p.m. (ET) on May 9, 2006.
o The call will be webcast live on the Internet at www.fremontgeneral.com. Under "Company" scroll down to "Event Calendar" and click on "Q1 2006 Fremont General Corporation Earnings Conference Call." Go to the web-site at least 15 minutes before the event to download and install any necessary audio software. The webcast will be archived through May 9, 2007.
o To listen to the live call by telephone, dial 706/634-1256 eight to ten minutes before the start time and use confirmation code 7356019. The telephone replay will be archived through June 9, 2006 at 706/645-9291 - use confirmation code 7356019.
o The Company's periodic reports as filed with the Securities and Exchange Commission can be accessed at www.fremontgeneral.com or at www.sec.gov.
o    Contact: Investor Relations 310/315-5500
o    Web-site: www.fremontgeneral.com

FREMONT GENERAL CORPORATION
(UNAUDITED)
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)



                                                                                  THREE MONTHS ENDED
CONSOLIDATED STATEMENTS OF INCOME:                                                     MARCH 31,
                                                                                  2006           2005
                                                                                ---------      ---------

INTEREST INCOME:
  Interest and fee income on loans:
    Residential .............................................................   $ 139,670      $ 111,011
    Commercial ..............................................................     109,534         66,392
    Other ...................................................................          87             99
                                                                                ---------      ---------
                                                                                  249,291        177,502
  Interest income - other ...................................................      23,579          4,422
                                                                                ---------      ---------
                                                                                  272,870        181,924
INTEREST EXPENSE:
  Deposits ..................................................................      90,685         49,356
  FHLB advances and warehouse lines of credit ...............................      22,293          7,725
  Senior Notes ..............................................................       3,546          3,650
  Junior Subordinated Debentures ............................................       2,320          2,320
  Other .....................................................................          36            121
                                                                                ---------      ---------
                                                                                  118,880         63,172
                                                                                ---------      ---------
Net interest income .........................................................     153,990        118,752
Provision for loan losses ...................................................       3,881          1,036
                                                                                ---------      ---------
Net interest income after provision for loan losses .........................     150,109        117,716

NON-INTEREST INCOME:
  Net gain (loss) on whole loan sales and securitizations
    of residential real estate loans ........................................     (15,176)       108,360
  Loan servicing income .....................................................      21,349         13,741
  Mortgage servicing rights amortization and impairment provision ...........      (8,044)        (6,122)
  Other .....................................................................       3,206          3,927
                                                                                ---------      ---------
                                                                                    1,335        119,906
NON-INTEREST EXPENSE:
  Compensation and related ..................................................      59,410         59,280
  Occupancy .................................................................       7,630          6,935
  Other .....................................................................      31,256         20,229
                                                                                ---------      ---------
                                                                                   98,296         86,444
                                                                                ---------      ---------
Income before income taxes ..................................................      53,148        151,178
Income tax expense ..........................................................      21,461         61,076
                                                                                ---------      ---------
Net income ..................................................................   $  31,687      $  90,102
                                                                                =========      =========

EARNINGS PER SHARE:
  Basic .....................................................................   $    0.43      $    1.26
  Diluted ...................................................................        0.42           1.22

WEIGHTED AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
  Basic .....................................................................      73,513         71,368
  Diluted ...................................................................      75,180         73,789

CASH DIVIDENDS DECLARED PER COMMON SHARE ....................................   $    0.11      $    0.07
STOCKHOLDERS' EQUITY PER SHARE AT PERIOD-END ................................   $   17.69      $   14.13

SHARES OUTSTANDING AT PERIOD-END (IN THOUSANDS) .............................      77,886         77,855

FREMONT GENERAL CORPORATION
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2005)
(THOUSANDS OF DOLLARS)


CONSOLIDATED BALANCE SHEETS:                                                      MARCH 31,      DECEMBER 31,
                                                                                    2006            2005
                                                                                ------------     ------------

ASSETS
Cash and cash equivalents ...................................................   $    590,553     $    768,643
Investment securities classified as available-for-sale at fair value ........         19,672           17,527
Federal Home Loan Bank stock at cost ........................................        174,511          136,018
Loans held for sale - net ...................................................      6,612,783        5,423,109
Loans held for investment - net .............................................      5,202,026        4,603,063
Mortgage servicing rights - net .............................................         45,337           46,022
Residual interests in securitized loans at fair value .......................         90,236          170,723
Accrued interest receivable .................................................         54,179           42,123
Foreclosed real estate owned ................................................         31,983           33,872
Premises and equipment - net ................................................         66,919           65,203
Deferred income taxes .......................................................        103,099           83,235
Other assets ................................................................         94,154           94,575
                                                                                --------------   ------------
    TOTAL ASSETS ............................................................   $ 13,085,452     $ 11,484,113
                                                                                ============     ============

LIABILITIES
Deposits:
  Savings accounts ..........................................................   $    933,604     $  1,103,993
  Money market deposit accounts .............................................        639,413          446,274
  Certificates of deposit ...................................................      7,683,963        7,051,726
                                                                                ------------     ------------
                                                                                   9,256,980        8,601,993

Warehouse lines of credit ...................................................        713,521                -
Federal Home Loan Bank advances .............................................      1,198,000          949,000
Senior Notes due 2009 .......................................................        172,396          175,305
Junior Subordinated Debentures ..............................................        103,093          103,093
Other liabilities ...........................................................        263,477          297,916
                                                                                ------------     ------------
    TOTAL LIABILITIES                                                             11,707,467       10,127,307

STOCKHOLDERS' EQUITY
Common stock ................................................................         77,497           77,497
Additional paid-in capital ..................................................        324,638          341,800
Retained earnings ...........................................................        989,265          966,112
Deferred compensation .......................................................        (26,141)         (43,357)
Accumulated other comprehensive income ......................................         12,726           14,754
                                                                                ------------     ------------
    TOTAL STOCKHOLDERS' EQUITY ..............................................      1,377,985        1,356,806
                                                                                ------------     ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..............................   $ 13,085,452     $ 11,484,113
                                                                                ============     ============

FREMONT GENERAL CORPORATION
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2005)
(THOUSANDS OF DOLLARS)

                                                                                 MARCH 31,       DECEMBER 31,      MARCH 31,
                                                                                   2006             2005             2005
                                                                                -----------      -----------      -----------

Loans held for investment:
  Commercial real estate ....................................................   $ 5,354,772      $ 4,751,311      $ 3,814,799
  Other .....................................................................         8,043            8,589            4,579
                                                                                -----------      -----------      -----------
                                                                                  5,362,815        4,759,900        3,819,378
Allowance for loan losses ...................................................      (160,789)        (156,837)        (171,941)
                                                                                -----------      -----------      -----------
Loans held for investment - net .............................................   $ 5,202,026      $ 4,603,063      $ 3,647,437
                                                                                ===========      ===========      ===========

Allowance for loans losses as a percentage of loans receivable held for
 investment .................................................................          3.00%            3.29%            4.50%
Total non-accrual loans as a percentage of total loans held for investment ..          0.80%            0.62%            2.03%

Non-accrual commercial real estate loans held for investment ................   $    42,885      $    29,290      $    77,633
Accruing commercial real estate loans past due 90 days or more ..............   $         -      $         -      $         -
Restructured commercial real estate loans on accrual status .................   $     7,619      $    12,309      $     8,112

Foreclosed real estate owned (REO):
  Commercial real estate ....................................................   $    27,868      $    30,198      $    18,577
  Residential real estate ...................................................         4,115            3,674            3,344
                                                                                -----------      -----------      -----------
                                                                                $    31,983      $    33,872      $    21,921
                                                                                ===========      ===========      ===========
Residential real estate loans held for sale:
  1st trust deeds ...........................................................   $ 5,945,287      $ 4,792,976      $ 5,596,117
  2nd trust deeds ...........................................................       662,574          611,104          465,581
                                                                                -----------      -----------      -----------
                                                                                  6,607,861        5,404,080        6,061,698
Basis adjustment for fair value hedge accounting                                          -                -           (5,837)
Net deferred direct loan origination costs ..................................        53,641           51,782           79,898
                                                                                -----------      -----------      -----------
                                                                                  6,661,502        5,455,862        6,135,759
Less: Valuation reserve .....................................................       (48,719)         (32,753)         (44,008)
                                                                                -----------      -----------      -----------
Loans held for sale - net ...................................................   $ 6,612,783      $ 5,423,109      $ 6,091,751
                                                                                ===========      ===========      ===========

Non-accrual residential real estate loans held for sale .....................   $    26,562      $    16,736      $    16,373

                                                                                1ST QUARTER      4TH QUARTER      1ST QUARTER
                                                                                    2006             2005             2005
                                                                                -----------      -----------      -----------

Total net charge-offs (recoveries) of loans held for investment:
  Commercial real estate ....................................................   $       (67)     $     5,165      $       621
  Residential real estate ...................................................            (4)               -               (1)
  Other .....................................................................             -              (12)               -
                                                                                ------------     -----------      -----------
                                                                                $        (71)    $     5,153      $       620
                                                                                ============     ===========      ===========

Net charge-offs (recoveries) to average commercial real estate loans ........         (0.01)%           0.46 %          0.07 %


o Loans held for investment do not include loans designated as held for sale and are stated net of deferred direct loan origination fees and costs.
o Net charge-off ratios are annualized percentages.
o Accruing loans past due 90 days or more may include loans that are contractually past maturity but continue to make interest payments.
o Net deferred direct loan origination costs include loan origination costs directly associated with the origination of the loans (such as internal sales and external broker compensation), net of origination points and fees received, which are then deferred and recognized in income when the loans are sold.
o Restructured commercial real estate loans are presented as such in the period of restructure and the three subsequent quarters.

FREMONT GENERAL CORPORATION
(UNAUDITED) (THOUSANDS OF DOLLARS)

                                                                                      THREE MONTHS ENDED
                                                                                           MARCH 31,
                                                                                    2006              2005
                                                                                ------------      ------------

Fremont General Credit Corporation (only):
Average net interest-earning assets (NEA) ...................................   $ 12,559,379      $ 10,275,644

  Interest income ...........................................................   $    272,194      $    181,357
  Interest expense ..........................................................       (113,021)          (57,551)
                                                                                ------------      ------------
  Net interest income .......................................................   $    159,173      $    123,806
                                                                                ============      ============

As a percentage of NEA:
  Interest income ...........................................................           8.79 %            7.16 %
  Interest expense ..........................................................          (3.65)%           (2.27)%
                                                                                ------------      ------------
  Net interest income .......................................................           5.14 %            4.89 %
                                                                                ============      ============

 o The above net interest income information excludes holding company (i.e., Fremont General) assets and net interest income and expense.


Whole loan sales of residential real estate loans ...........................   $  7,257,655      $  5,849,309
Securitizations of residential real estate loans ............................              -         1,209,849
                                                                                ------------      ------------
                                                                                $  7,257,655      $  7,059,158
                                                                                ============      =============

Gross premium recognized on Tier I loan sales and securitizations ...........   $     87,933      $    204,876
Losses on Tier II sales .....................................................        (13,989)           (3,180)
                                                                                ------------      ------------
                                                                                      73,944           201,696
Net gain on derivative instruments ..........................................         14,596            17,188
                                                                                ------------      ------------
                                                                                      88,540           218,884
Net direct loan origination costs ...........................................        (67,767)          (96,193)
Provision for premium recapture .............................................         (3,496)           (4,270)
                                                                                ------------      ------------
                                                                                      17,277           118,421
Provision for valuation and repurchase reserves .............................        (32,453)          (10,061)
                                                                                ------------      ------------
  Net gain (loss) on sale ...................................................   $    (15,176)     $    108,360
                                                                                ============      ============

Net gain (loss) on sale .....................................................   $    (15,176)     $    108,360
Origination expenses allocated during the period of origination .............        (27,463)          (36,304)
                                                                                ------------      ------------
  Net operating gain (loss) on sale .........................................   $    (42,639)     $     72,056
                                                                                ============      ============

Gross premium recognized on Tier I loan sales and securitizations ...........           1.21 %            2.91 %
Losses on Tier II sales .....................................................          (0.19)%           (0.05)%
                                                                                ------------      ------------
                                                                                        1.02 %            2.86 %
Net gain on derivative instruments ..........................................           0.20 %            0.25 %
                                                                                ------------      ------------
                                                                                        1.22 %            3.11 %
Net direct loan origination costs ...........................................          (0.93)%           (1.36)%
Provision for premium recapture .............................................          (0.05)%           (0.06)%
                                                                                ------------      ------------
                                                                                        0.24 %            1.69 %
Provision for valuation and repurchase reserves .............................          (0.45)%           (0.14)%
                                                                                ------------      ------------
  Net gain (loss) on sale ...................................................          (0.21)%            1.55 %
                                                                                ============      ============

Net gain (loss) on sale .....................................................          (0.21)%            1.55 %
Origination expenses allocated during the period of origination .............          (0.38)%           (0.51)%
                                                                                ------------      ------------
  Net operating gain (loss) on sale .........................................          (0.59)%            1.04 %
                                                                                ============      ============


o  Percentages are of total loan sales and securitizations, net of repurchases, during the period indicated.
o  Tier II loans do not meet the criteria for a Tier I sale due to delinquency status, documentation issues or loan program exceptions for which the Company typically receives lower premiums.
o  Provision for premium recapture is the provision for the return of premium on loans sold which prepay early per the terms of each sales contract; includes some interest adjustment.
o  Provision for valuation and repurchase reserves represents adjustments to the valuation allowance for the Company's held for sale loans and adjustments to the Company's repurchase reserve for the effect of loans estimated to be repurchased and the related return premiums.
o  Origination expenses represent indirect expenses related to the origination of residential real estate loans during the period of origination and which are not deferred for GAAP. These expenses are included in non-interest expense in the consolidated statements of income during the period incurred. There is no directly comparable GAAP financial measure to "Origination expenses allocated during the period of origination", the components of which are calculated in accordance with GAAP.
o  Net operating gain on sale is a supplement to, and not a substitute for, the information presented in the consolidated statements of income as prepared in accordance with GAAP. The Company utilizes this additional information as part of its management of the total costs and efficiency of its loan origination platform. Furthermore, our definition of the indirect origination expenses may not be comparable to similarly titled measures reported by other companies.
   Because these expenses are estimates that are based on loans sold during the current period utilizing actual costs from prior periods, these costs may fluctuate from period to period reflecting changes in the volume of loans sold, originated and the actual indirect expenses incurred during the period of loan origination. The net operating gain on sale amount does not include net interest income on residential real estate loans held for sale or any fair value adjustments on the Company's residual interests in securitized loans.


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